Exhibit 10.10

MEMORANDUM OF UNDERSTANDING

Made this 23rd day of July 2007 by and between Atlantic City Showboat, Inc.; Bally’s Park Place Inc. d/b/a Bally’s Atlantic City; Boardwalk Regency Corp. d/b/a Caesars Atlantic City; Tropicana Casino & Resort; Resorts International Inc.; Trump Taj Mahal, Assoc. d/b/a Trump Taj Mahal Hotel & Casino; Trump Marina Assoc. d/b/a Trump Marina Hotel & Casino, (hereinafter referred to collectively as the “Employers” and individually by name) and International Union of Operating Engineers, Local Union 68 and IATSE, Local Union 917 (hereafter referred to collectively as the “Unions” and individually by local number).

INTRODUCTION

The Employers and Unions are parties to seven (7) individual collective bargaining agreements all with the same or substantially similar terms and conditions. For the sake of uniformity and convenience, the Employers have coordinated bargaining for the purpose of negotiating agreements to supersede their respective collective bargaining agreements with the Unions, which expired midnight June 30, 2006. The following sets forth the agreement reached between the Employers and the Unions subsequent to the conduct of collective bargaining negotiations:

MODIFICATIONS

DURATION

Five (5) years, July 1, 2006 to June 30, 2011

ARTICLE II §1 and ARTICLE V § 2

Replace sixty (60) days with ninety (90) days.

ARTICLE V, SENIORITY

Section 3(c)

Delete language “one year for illness” and amend to read “six months (or one year for worker’s compensation) unless required to be longer, as an accommodation under state or federal law which extension or lack thereof, is not subject to the grievance and arbitration procedure. FMLA & NJFLA leave runs concurrently with leaves under this Agreement to the extent applicable.”

ARTICLE VII, VACATION

Add number eight (8), add language, “Employees vacations shall be reduced on a prorated basis for any leave of absence consistent with the Employer’s leave policies for its unrepresented employees.” Employees must use up to half of their vacation entitlement while on FMLA and NJFLA leave, as long as at least the same is required for the Employer’s unrepresented employees.

NEW SECTION - DISCIPLINE

The Employer agrees not to give any further consideration in subsequent disciplinary actions of any discipline that is beyond two (2) years (one year for attendance). This limitation does not apply to any discipline which impact legal obligations e.g. harassment, discrimination, etc.

SIDE LETTER- RESORT’S, CAESARS & SHOWBOAT

“The delivery of remote controls and computer keyboards to hotel guests shall be performed by bargaining unit employees. When bargaining unit employees are not on the premises the function will be performed by the Facilities Department.”

SIDE LETTER — HEALTH BENEFITS

During the term of the Agreement in the event Local 917 has access to a Medical Plan where participation is voluntary on the part of the employees such Plan can be presented to the Employer for consideration. In no event does the Employer have any obligation of any nature whatsoever to agree to any such plan and a rejection by the Employer shall not be subject to the grievance and arbitration procedure or any other legal proceeding.

ADD TO DUES & FUND SECTION

“If the Employer fails to remit deducted share fees, initiation fees, dues or contributions to the Union or the Funds as applicable, after thirty (30) days of the fifteenth of the month following their deduction, the Union may bypass the grievance procedure and file directly for arbitration. Notwithstanding anything in this Agreement to the contrary, if the arbitrator finds that the delinquency violates this Agreement, the arbitrator may award interest, at the prime rate, for the period that the delinquent amounts remained outstanding and may award the Union costs of the arbitration. As a condition to the Union’s proceeding directly to arbitration in the above manner, the Union must serve the Human Resources Department with at least fourteen (14) days written notice, via certified mail, of the delinquent fair share fees, initiation fees, dues or contributions after the above time period has passed.”

WAGES

FOR FULL-TIME TECHNICIANS

YEAR 1	$1.15
YEAR 2	$1.15
YEAR 3	$1.15
YEAR 4	$1.20
YEAR 5	$1.25

Increases to be distributed by the Union(s) in the same manner as past contract

Lead rate effective first year $2.00 above Technician rate

FOR CASUAL EMPLOYEES

YEAR 1	$.95
YEAR 2	$1.00
YEAR 3	$1.00
YEAR 4	$1.05
YEAR 5	$1.10

MEMORANDUM OF AGREEMENT

SIGNATURE PAGE

UNIONS:

/s/ [ILLEGIBLE]	10/9/07
INTERNATIONAL UNION OF OPERATING ENGINEERS, LOCAL 68	DATE

/s/ [ILLEGIBLE]	10/10/07
IATSE LOCAL 917	DATE

EMPLOYERS:

/s/ [ILLEGIBLE]	9/12/07
ATLANTIC CITY SHOWBOAT, INC.	DATE

/s/ [ILLEGIBLE]	9/11/07
BALLY’S PARK PLACE, INC. d/b/a BALLY’S ATLANTIC CITY	DATE

/s/ [ILLEGIBLE]	9/11/07
BOARDWALK REGENCY CORP. d/b/a CAESARS ATLANTIC CITY	DATE

/s/ [ILLEGIBLE]	10/2/07
TROPICANA CASINO AND RESORT	DATE

/s/ [ILLEGIBLE]	9/18/07
RESORT’S INTERNATIONAL, INC.	DATE

/s/ [ILLEGIBLE]	9/21/07
TRUMP MARINA, ASSOC., d/b/a TRUMP MARINA HOTEL & CASINO	DATE

/s/ [ILLEGIBLE]	9/21/07
TRUMP TAJ MAHAL, ASSOC. d/b/a TRUMP TAJ MAHAL HOTEL & CASINO	DATE